UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 10, 2014

Hurco Companies, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

0-9143	35-1150732
(Commission File Number)	(IRS Employer Identification No.)

One Technology Way
Indianapolis, Indiana	46268
(Address of Principal Executive Offices)	(Zip Code)

(317) 293-5309
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officer; Compensatory Arrangements of Certain Officers.

The following information is provided pursuant to Sub-item (e) of Item 5.02:

Short-Term Incentive Compensation Plan

On January 10, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Hurco Companies, Inc. (the "Company") adopted a short-term incentive compensation plan for its named executive officers for the Company’s 2014 fiscal year that will pay cash compensation to the participants if performance goals set by the Committee for fiscal 2014 are attained. The performance goals relate to the Company’s fiscal 2014 operating income margin and certain strategic objectives for the named executive officers, and payouts will be based on the relative weightings set forth below:

Name	Performance Metric	Weighting
Michael Doar	Operating Income Margin	70%
	Strategic Objectives	30%

John G. Oblazney	Operating Income Margin	70%
	Strategic Objectives	30%

John P. Donlon	Operating Income Margin	50%
	Strategic Objectives	50%

Sonja K. McClelland	Operating Income Margin	70%
	Strategic Objectives	30%

Gregory S. Volovic	Operating Income Margin	70%
	Strategic Objectives	30%

Following the end of fiscal 2014, the Committee will determine the degree to which the operating income margin goals and the strategic objectives were attained, and the resulting payout level relative to the target amount for each metric. Participants will have the ability to earn between 50% of a target amount for achieving threshold performance and 200% of the target amount for achieving maximum performance for each metric. If fiscal 2014 operating income margin is zero or negative, then no amounts will be paid under the 2014 short-term incentive plan, even if all or a portion of the performance goals under the strategic objectives component were attained. The weighted-average percentage payout level applicable to each officer will be multiplied by his or her target amount, which shall be determined by multiplying the base salary of the applicable officer paid during fiscal 2014 by the target amount set forth below:

Name	Target Amount of 2014 Base Salary
Michael Doar	85%
John G. Oblazney	55%
John P. Donlon	40%
Sonja K. McClelland	55%
Gregory S. Volovic	75%

The Committee retains the discretion to adjust downward, but not upward, the amount of compensation that would otherwise be payable under the 2014 short-term incentive compensation plan.

A copy of the 2014 short-term incentive compensation plan is filed as Exhibit 10.1 to this report, and the foregoing summary is qualified in its entirety by reference to the 2014 short-term incentive compensation plan filed herewith.

Long-Term Incentive Compensation

On January 10, 2014, the Committee approved a long-term incentive compensation arrangement for the named executive officers in the form of restricted shares and performance shares awarded under the Company’s shareholder-approved 2008 Equity Incentive Plan (the “Plan”). The awards were weighted as 25% time-based vesting (in thirds over three years) and 75% performance-based vesting (at the end of a three year period, to the extent performance metrics are satisfied). The three-year performance period will be fiscal 2014 through fiscal 2016. The Committee granted the awards of restricted shares and a target number of performance shares to the named executive officers effective as of January 10, 2014 as follows:

		Target # of	Target # of
	Restricted Shares	Performance Shares - TSR	Performance Shares - ROIC
Michael Doar	5,206	7,243	7,289
John G. Oblazney	1,978	2,752	2,770
John P. Donlon	989	1,376	1,385
Sonja K. McClelland	885	1,231	1,239
Gregory S. Volovic	3,124	4,346	4,373

The performance shares designated as "Target # of Performance Shares-TSR" in the above table were weighted as 40% of the overall long-term incentive compensation arrangement and will vest and be paid based on the Company’s total shareholder return over the three-year period, relative to the total shareholder return over that period of the companies in the Company’s peer group. The performance shares designated as "Target # of Performance Shares-ROIC" in the above table were weighted as 35% of the overall long-term incentive compensation arrangement and will vest and be paid based on the achievement of pre-established goals related to the Company’s average return on invested capital over the three-year period. Participants will have the ability to earn between 50% of the target number of shares for achieving threshold performance and 200% of the target number of shares for achieving maximum performance under each metric.

The Committee has adopted forms of award agreements to be used for the awards of restricted shares and performance shares as described above. Copies of the form of Restricted Share Award Agreement (Employee) and the form of Performance Share Award Agreement (Employee) are filed as Exhibit 10.2 and Exhibit 10.3, respectively, to this report, and the foregoing summary is qualified in its entirety by reference to the forms of award agreements filed herewith.

Item 9.01	Financial Statements and Exhibits

10.1*	2014 Short-Term Incentive Compensation Plan

10.2*	Form of Restricted Share Award Agreement (Employee)

10.3*	Form of Performance Share Award Agreement (Employee)

*Represents a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2014

HURCO COMPANIES, INC.

By:	/s/ John G. Oblazney
John G. Oblazney, Vice President and
Chief Financial Officer

EXHIBIT INDEX

10.1*	2014 Short-Term Incentive Compensation Plan

10.2*	Form of Restricted Share Award Agreement (Employee)

10.3*	Form of Performance Share Award Agreement (Employee)

*Represents a management contract or compensatory plan or arrangement.